Exhibit 24.1

                           TAMPA ELECTRIC COMPANY
                             POWER OF ATTORNEY

     WHEREAS, the Board of Directors of Tampa Electric Company, a Florida corporation, at a meeting held on January 17, 1995, authorized the officers and directors of the Company to execute an Annual Report on Form 10-K and authorized the officers of the Company to file said Annual Report with the Securities and Exchange Commission under the Securities Act of 1934, as amended.

     NOW, THEREFORE, each of the undersigned in his capacity as a director or officer or both, as the case may be, of said Company, does hereby appoint R. H. Kessel, L. L. Lefler and D. R. Pokross, Jr., and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as Director or officer or both, as the case may be, of said Company, said Annual Report and any and all a m endments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

     IN TESTIMONY WHEREOF, the undersigned have executed this instrument on the dates set forth below.


/s/ T. L. Guzzle                                   January  17, 1995
T. L. Guzzle, Chairman of the Board
(Principal Executive Officer) and Director

/s/ L. L. Lefler                                   January  17, 1995
L. L. Lefler, Vice President-Controller
(Principal Accounting Officer)

          /s/ G. F. Anderson                       January  17, 1995
G. F. Anderson, Director


           /s/ C. D. Ausley                        January  17, 1995
C. D. Ausley, Director





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                                                            Exhibit 24.1



           /s/ S. L. Baldwin                       January  17, 1995
S. L. Baldwin, Director


          /s/ H. L. Culbreath                      January  17, 1995
H. L. Culbreath, Director


          /s/ J. L. Ferman, Jr.                    January  17, 1995
J. L. Ferman, Jr., Director


            /s/ E. L. Flom                         January  17, 1995
E. L. Flom, Director


          /s/ H. R. Guild, Jr.                     January  17, 1995
H. R. Guild, Jr., Director


             /s/ R. L. Ryan                        January  17, 1995
R. L. Ryan, Director


          /s/ J. T. Touchton                       January  17, 1995
J. T. Touchton, Director


           /s/ J. A. Urquhart                      January  17, 1995
J. A. Urquhart, Director


          /s/ J. O. Welch, Jr.                     January  17, 1995
J. O. Welch, Jr.,  Director















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